EXHIBIT 10
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                               COMMUNITY BANK
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                          DIRECTORS RETIREMENT PLAN
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   AGREEMENT made this __ day of _______ ___ between_____________
   (hereinafter referred to as the "Director") and 1st COMMUNITY BANK a corporation of the state of ILLINOIS having its principal office at GLEN ELLYN, IL (hereinafter referred to as the "Corporation"):

   WHEREAS, the Director has rendered valuable services to the Corporation in the past; and

   WHEREAS, it is considered vital to the Corporation's continued sueeess that it is to continue to have the services of the Director until he is retired, and thereafter that it have the benefit of his advice, skill, knowledge, and counseling:

   NOW, THEREFORE, in the consideration of these premises and the covenants and agreements herein set forth, the parties hereto covenant and agree as follows:


   FIRST:    Wherever used in this agreement, "retirement date" shall
   mean either:

   (a) the first day of the month in which the Director has his 75th birthday, or

   (b) such other date as the Corporation and the Director may agree upon in writing which shall refer specifically to this agreement.

   SECOND:   If the Director is alive and providing services to the
   Corporation on his retirement date, then subject to the provisions of Paragraph FOURTH hereof, the Corporation shall pay a retirement benefit to the Director. The amount to be paid shall be calculated in the following manner:

   The Corporation shall establish a separate amount for the Director and credit it with an amount equal to the Director's annual retainer fee for each year of service performed after January 1, 1998 to his retirement date. Each year's credit shall be an accrued benefit payable the retirement age and shall be an unfunded and unsecured promise to pay by the bank.

   At the Director's retirement age, the total accrued benefit credited to the Director shall be divided by 120 and paid out in equal monthly installments for a period of 120 months.







   The Director at his option may elect to receive the equivalent of the monthly installments in a single sum discounted at 6%.

   If a Director continues in the service of the Corporation after reaching his 75th birthday he shall continue to accrue a benefit under this plan.

   THIRD:    If the Director dies while providing services to the
   Corporation and before the Director's retirement date, then, subject to the provisions of Paragraph FOURTH hereof, the Corporation shall pay a benefit equal to THE DIRECTOR'S ACCRUED BENEFIT. Said benefit shall be paid to the Director's primary beneficiary, filed with the Corporation in a lump sum within 30 days of the death of the Director unless the Corporation shall elect to pay said benefits in installments, in which event the total benefit shall be paid in 120 equal monthly installments beginning on the first day of the month following the death of the Director. The Director shall have the right to change the primary beneficiary designation, and to designate a contingent beneficiary, by appropriate written notice delivered to the Corporation. If there is no beneficiary designated to receive said benefit, or if the designated beneficiary and contingent beneficiary have predeceased the Director, then the benefit shall be payable in a lump sum to the estate of the Director within thirty (30) days after the qualification of the personal representative of the estate of the Director. Upon the death of the primary beneficiary during the period in which installment payments are being received hereunder, the unpaid installments shall be paid to the contingent beneficiary in the same manner as they had been paid to the primary beneficiary. Upon the death of both primary and contingent beneficiaries prior to the payment of all of the aforesaid installment payments, the discounted value of any such installment payments remaining unpaid shall be paid to the estate of the beneficiary who was then receiving installment payments hereunder within thirty (30) days after the qualification of the personal representative of the estate.

   FOURTH:   In the event that the Director, while in the service of the
   Corporation, shall become "totally disabled" as defined below, and shall remain so totally disabled for a continuous period of 90 days. then the Corporation will pay to the Director an amount equal to HIS ACCRUED BENEFIT in equal monthly installments for a period of 120 months.

   In the event that the Corporation shall have made the payment required by this paragraph, it shall be under no firrther obligation to make any payment required under Paragraph SECOND and Paragraph THIRD, or under any other paragraph of this agreement

   For purposes of this Paragraph, the Director shall be deemed to be "totally disabled" if he is completely unable to engage in the normal services required of the Director by the Corporation The existence of such conditions shall be certified by a physician selected with the approval of both the Corporation and the Director.

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   FIFTH:    The provisions of Paragraph SECOND and PARAGRAPH THIRD AND
   CONDITIONED upon continuous service of the Director with the Corporation until his retirement date of his date of death, whichever is first. A Director who retires from the Board prior to his age 75 shall be entitled to a percentage if the accrued benefit allocated to his account in accordance with the following schedule:

        Years of Service              % of Accrued Benefit Earned
        ----------------              ---------------------------
        Less than 5 years                       0%
        5                                       20%
        6                                       30%
        7                                       40%
        8                                       50%
        9                                       60%
        10                                      70%
        11                                      80%
        12                                      90%
        13                                      100%

   Not withstanding the above schedule a Director will be 100% vested at age 75 or upon the change in control of the Corporation.

   SIXTH:    The Director agrees that as long as he continues to receive payments hereunder and as long as he is physically and mentally able to do so, he will consult with the Corporation in an advisory capacity, in person if he is residing in the vicinity of GLEN ELLYN, IL, and by telephone and by mail if he shall not be residing in said vicinity, when reasonably requested to do so by the Corporation. The Corporation and the Director agree that the Director will render such consulting services as an independent contractor and shall receive a separate remuneration when performing such services. If the Director does not comply with this provision of the agreement, the Corporation may. at its own discretion, suspend, reduce, or terminate any or all of the benefits provided under this agreement for the benefit of the Director and his beneficiaries.

   SEVENTH:  This agreement is unfunded.

   EIGHTH:   Neither the Director, his spouse, nor any other beneficiary under this agrcement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, nor shall any such amounts be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency, or death of the Director, his spouse, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate this agreement, and the Corporation shall thereupon have no further liability hereunder.



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   NINTH:    The Corporation agrees that it will not merge or consolidate with any other organization, or permit its business activities to be taken over by any other organization unless and until such succeeding or continuing organization shall expressly assume the duties of the Corporation set forth in this agreement.

   TENTH:    During the lifetime of the Director, this agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written agreement of the Director and the Corporation, which writing shall refer specifically to this agreement

   ELEVENTH: This agreement shall be governed by the laws of the state of ILLINOIS.

   TWELFTH: In the event that any term or condition contained in the agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or condition of this agreement, but this agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

   THIRTEENTH: This agreement shall be binding upon the beneficiaries, heirs, executors and administrators of the Director and upon the successors and assigns of the Corporation.

   FOURTEENTH: If any action at law or in equity, or any arbitration proceeding is brought to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

   IN WITNESS WHEREOF, signed and sealed on the date first above written.

   WITNESS:            CORPORATE SEAL                CORPORATION BY




                                                     TITLE

   WITNESS:



                                                     DIRECTOR







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